EXHIBIT 10.20

FIRST AMENDMENT TO

WORKING CAPITAL LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO WORKING CAPITAL LOAN AND SECURITY AGREEMENT (the “Amendment”) is entered into and made effective as of December 16, 2021 (the “Effective Date”) by and between PINEAPPLE ENERGY LLC, a Delaware limited liability company, for itself and on behalf of any Subsidiary (collectively, “Borrower”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for itself and the Lenders set forth on Schedule 1.1 attached to the Loan Agreement (the “Lenders”).

RECITALS:

A.

Borrower, Agent and Lenders are parties to that certain Working Capital Loan and Security Agreement, dated January 8, 2021 (as amended, restated, or modified from time to time, the “Loan Agreement”), in which Lenders make available to Borrower a working capital loan in the original principal amount of Five Hundred Thousand Dollars ($500,000).

B.

Borrower, Communication Systems, Inc., a Minnesota corporation (“CSI”), Helios Merger Co., a Delaware corporation and a wholly owned subsidiary of CSI (“Helios”), and the other parties thereto are parties to that certain Agreement and Plan of Merger, dated as of March 1, 2021 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Helios will be merged with and into the Borrower and Borrower will become a wholly-owned subsidiary of CSI (the “Merger”);

C.	Borrower, Agent and Lenders wish to amend the Loan Agreement as set forth below.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, Agent and Lenders agree as follows:

1.            Definitions. A capitalized term used herein but not defined herein shall have the respective meaning given to such term in the Loan Agreement.

2.            Amendments to Loan Agreement.

a.            The definition of the term “Maturity Date” as found in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Maturity Date” means December 31, 2022.

b.            The following new Section 2.1(g)(vi) shall be added to the Loan Agreement:

(vi)         Conversion Pursuant to Merger. In the event that, on or before the Maturity Date, the Borrower consummates the Merger, then immediately prior to the consummation of the Merger, the Hercules Loan and all accrued and unpaid interest and expenses thereon and the outstanding principal amount of the Loan held by the other Lenders and all accrued and unpaid interest and expenses thereon shall automatically convert into such number of Class C Units of the Borrower calculated based on one (1) Class C Unit being issued for every $2.00 of unpaid principal of the

Loan as of such date and accrued and unpaid interest and expenses thereon. No fractional Class C Units shall be issued upon conversion under this Section. In lieu of Borrower issuing any fractional Class C Units to Lenders upon the conversion pursuant to this Section, Borrower shall pay to each such Lender an amount equal to the product obtained by multiplying the $2.00 per Class C Unit conversion price by the fraction of a Class C Unit not issued pursuant to the previous sentence.

c.            The following new Section 2.1(g)(vii) shall be added to the Loan Agreement:

(vii)        Automatic Conversion Pursuant to Section 2.1(g)(vi). If the Loan is to be automatically converted pursuant to Section 2.1(g)(vi), then written notice shall be delivered by Borrower to the Lenders, notifying the Lenders of the conversion to be effected, specifying the principal amount of the Loan to be converted, together with accrued and unpaid interest and expenses thereon, the securities to be issued on conversion, and the date on which such conversion is expected to occur. Upon such conversion of the Loan, Lenders hereby covenant and agree (i) to take all actions reasonably requested by the Borrower to approve and consent to the Merger and other transactions contemplated by the Merger Agreement, including executing a joinder agreement in substantially the form attached hereto as Exhibit D (ii) that at the Effective Time (as defined in the Merger Agreement), the Class C Units to be issued to the Lenders pursuant to Section 2.1(g)(vi) hereof will automatically convert into the consideration contemplated by Section 2.6(e) of the Merger Agreement, and (iii) upon conversion, the Loan shall automatically be cancelled, terminated and of no further force or effect.

3.            Integration. This Amendment and the Loan Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Agreement merge into this Amendment and the Loan Agreement.

4.            Prior Agreement. The Loan Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Agreement. In the event of any conflict or inconsistency between this Amendment and the Loan Agreement, the terms of this Amendment shall be controlling, but the Loan Agreement shall not otherwise be affected or the rights therein impaired. The amendments in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of the Loan Agreement, or (b) otherwise prejudice any right or remedy which Lenders or Agent may now have, or may have in the future under or in connection with the Loan Agreement.

5.            Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6.            Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

7.            Binding Effect. This Amendment shall inure to the benefit of the and be binding on the Borrower and its permitted assigns (if any).

(SignatureS To Follow)

IN WITNESS WHEREOF, Borrower, Agent and the Lenders have duly executed and delivered this First Amendment to Working Capital Loan and Security Agreement as of the day and year first above written.

BORROWER:

PINEAPPLE ENERGY LLC, a Delaware limited liability company

	Signature:	/s/ Kyle Udseth
	Print Name:	Kyle Udseth
	Title:	Chief Executive

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

	Signature:	/s/ Zhuo Huang
	Print Name:	Zhuo Huang
	Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

	Signature:	/s/ Zhuo Huang
	Print Name:	Zhuo Huang
	Title:	Associate General Counsel

NORTHERN PACIFIC GROUP

	Signature:	/s/ Scott Honour
	Print Name:	Scott Honour
	Title:	Managing Partner

Exhibit D

Joinder Agreement

See attached.

Final Form

JOINDER AGREEMENT FOR HOLDERS OF CLASS B UNITS, CLASS C UNITS AND
COMPANY CONVERTIBLE NOTES

THIS JOINDER AGREEMENT (“Joinder Agreement”) is entered into as of [●], 2021, by and between COMMUNICATIONS SYSTEMS, INC., a Delaware corporation (“Parent”), and the undersigned (“Member”).

RECITALS

A.              Parent, Helios Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Pineapple Energy LLC, a Delaware limited liability company (the “Company”), Lake Street Solar LLC, a Delaware limited liability company, as the Members’ Representative (the “Members’ Representative”), and Randall D. Sampson, as the Shareholders’ Representative, have entered into an Agreement and Plan of Merger, dated as of March 1, 2021 (the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

B.             Member is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of certain Units or Company Convertible Notes of the Company.

C.              In the Merger, each outstanding Unit and Company Convertible Note is to be converted into the right to receive the consideration set forth in the Merger Agreement.

D.              Member is entering into this Joinder Agreement in order to cause the Merger to be consummated.

AGREEMENT

The parties to this Joinder Agreement, intending to be legally bound, agree as follows:

SECTION 1.             CERTAIN DEFINITIONS

For purposes of this Joinder Agreement:

(a)                      Capitalized terms used but not otherwise defined in this Joinder Agreement have the meanings assigned to such terms in the Merger Agreement.

(b)                      Member shall be deemed to “Own” or to have acquired “Ownership” of a security if Member: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c)                      A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, assigns, encumbers, grants an option or Encumbrance with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment relating to the sale of, pledge of, Encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

SECTION 2.          RESTRICTIONS ON SECURITIES

2.1            Member shall not, directly or indirectly, cause or permit any Transfer of any of the Units or Company Convertible Notes Owned by Member, or enter into any agreement relating thereto, without the prior written consent of Parent. Notwithstanding the foregoing, if Member is an individual, nothing herein shall prohibit Member from causing or permitting any of the following Transfers of Units or Company Convertible Notes: (a) to any member of Member’s immediate family or to a trust for the benefit of Member or any member of Member’s immediate family; or (b) upon the death of Member; provided, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by all of the terms of this Joinder Agreement and delivers a copy thereof to Parent.

2.2           Member shall not, without the prior written consent of Parent, grant any proxies or powers of attorney with respect to any of the Units by Member, deposit any Units into a voting trust, or enter into a voting agreement with respect to any Units.

SECTION 3.          BINDING TERMS OF MERGER AGREEMENT AND THIS JOINDER AGREEMENT

3.1           Contingent upon the Closing and effective upon the Effective Time, Member hereby agrees to be bound by, and to observe and comply with, the provisions of ARTICLE II and Sections 10.1(b) and 11.12 of the Merger Agreement to the extent applicable to Member, as if Member was a party thereto. Without limiting the generality of the foregoing in any way:

(a)             Member hereby expressly agrees to be bound by Member’s indemnification obligations set forth in Section 10.1(b) of the Merger Agreement; and

(b)             Member hereby expressly agrees to the appointment of the Members’ Representative as Member’s true, lawful and exclusive agent and attorney-in-fact for and in such Person’s name, place, and stead and for its use and benefit, to prepare, execute, certify, acknowledge, swear to, file, deliver, or record any and all agreements, instruments or other documents, and to take any and all actions, that are within the scope and authority of the Members’ Representative as set forth in Section 11.12 of the Merger Agreement.

SECTION 4.            RELEASE

4.1              Release. By execution and delivery of this Joinder Agreement, effective upon the Closing, Member, on Member’s own behalf and on behalf of each of Member’s agents, trustees, beneficiaries, Affiliates, heirs, successors, assigns, members and partners (collectively, the “Member Group”), hereby unconditionally, irrevocably and forever waives, releases and discharges the Company, Parent, Merger Sub, the Surviving Company and their respective successors and assigns, and their respective present and former directors, members, officers, managers, equityholders, employees, Affiliates, agents and other representatives (collectively, the “Releasees”) from any and all rights, claims, demands, damages, causes of action, liabilities and obligations of any kind or nature whatsoever (a “Claim”), whether in Member’s capacity as a member, manager, officer, director or employee of the Company or any of its Affiliates or otherwise (including in respect of any rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than as described in the proviso to this sentence), in tort or otherwise at law or equity that Member ever had, now has or ever may have or claim to have against or with respect to the Releasees, provided, however, that the foregoing shall not constitute a waiver or release of (a) any rights of Member arising under the Merger Agreement or any document or instrument executed and delivered in connection with the Merger Agreement, including the Pre-Closing Acquisition Agreement; (b) any rights of Member arising under any employment agreements or arrangements with any of the Releasees, including any amounts owed to any Member in connection with such Member’s employment or any benefits owed to the Member; (c) any rights of any Person in the Member Group arising under the indemnification provisions of the governance documents of the Releasees; (d) any amounts owed to the Member Group by the Releasees under any indebtedness, including the Permitted Indebtedness, any working capital loan agreement, or any Pre-Closing Financing; or (e) any of the items set forth in Exhibit A hereto, if any. Member agrees that Member shall not (and that such Member shall cause any member of the Member Group not to) seek to recover any amounts in connection with any Claims released pursuant to this Section 4.1. In no event shall the Releasees have any liability whatsoever to Member (or any member of the Member Group) for breaches of the representations, warranties, agreements or covenants of any Member or the Company under the Merger Agreement, and Member shall not (and shall cause any member of the Member Group not to) in any event seek contribution from the Releasees in respect of any payments required to be made by Member pursuant to the Merger Agreement, except as otherwise set forth in the Merger Agreement. With respect to any indemnification claim brought by an Indemnified Party against Member under Article X of the Merger Agreement, Member expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Releasees with respect to any amounts owed by Member pursuant to Article X of the Merger Agreement.

4.2            Further Assurances. Member: (a) represents and warrants that Member has taken all actions necessary or appropriate to give full effect to the release given by Member (on Member’s behalf and on behalf of the Member Group) in this Joinder Agreement; (b) represents and warrants that Member has not assigned any Claim or potential Claim against any of the Releasees to any third party; and (c) agrees that Member shall execute and deliver (and cause the Member Group to execute and deliver) to the Releasees such instruments and other documents, and shall take (and cause all members of the Member Group to take) such other actions, as Parent may reasonably request for the purpose of carrying out or evidencing the release given by Member (on Member’s behalf and on behalf of the Member Group) in this Joinder Agreement.

4.3            Unknown Claims. Member: (a) represents, warrants and acknowledges that Member: (i) has been fully advised by Member’s attorney of any rights that Member may have under any statute or common law limiting the release of Claims that Member may not know or suspect to exist in Member’s favor at the time of executing this Joinder Agreement and the release given hereby, in any applicable jurisdiction; and (ii) understands the implications thereof; and (b) hereby expressly waives the benefits thereof and any rights that Member may have thereunder.

SECTION 5.           WAIVERS

5.1            Waiver of Appraisal and Dissenters’ Rights. Member hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Member or any other Person may have by virtue of, or with respect to, any Units by Member.

5.2            Other Waivers. Member, on its behalf and on behalf of each of the Member Group,

hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the actions of the Company’s board of managers in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith. Contingent upon the Closing and effective upon the Effective Time, Member hereby agrees to waive any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights or any similar rights that Member may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger, except pursuant to the transactions contemplated by the Merger Agreement. From and after the Effective Time, Member’s right to receive a portion of the Stock Consideration on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Member’s sole and exclusive right against the Company, the Surviving Company and Parent in respect of Member’s Ownership of Units or Company Convertible Notes or status as an equityholder or debtholder of the Company or any agreement or instrument with the Company pertaining to Units or Company Convertible Notes by Member or Member’s status as an equityholder or debtholder of the Company.

SECTION 6.           REPRESENTATIONS AND WARRANTIES OF MEMBER

Member hereby represents and warrants to Parent, Merger Sub and the Surviving Company as follows:

6.1            Authorization; Binding Obligation. The execution and delivery by Member of this Joinder Agreement, and the performance of its obligations hereunder: (i) if Member is a corporation, has been duly and validly authorized by all necessary corporate action on the part of Member and (ii) if Member is a limited liability company, has been duly and validly authorized by all necessary limited liability company, and no other corporate or other proceedings on the part of the Member are necessary to authorize this Joinder Agreement. If Member is an individual, Member has the requisite power, authority and capacity to execute this Joinder Agreement and perform its obligations hereunder. This Joinder Agreement has been duly and validly executed and delivered by Member, and this Joinder Agreement constitutes a legal, valid and binding obligation of Member enforceable against Member in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.2            Due Organization, Good Standing and Corporate Power. If Member is not an individual, Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If Member is not an individual, Member has the requisite organizational power to hold the Units or Company Convertible Notes held by such Member as set forth under the heading “Units Held of Record” or “Note Holdings,” as applicable, on the signature page hereof.

6.3            No Violation. The execution and delivery by Member of this Joinder Agreement does not, and the performance of this Joinder Agreement will not, (a) conflict with or violate the constitutive documents of Member, (b) conflict with or violate in any material respects any Law applicable to Member, or by which its material properties or assets are bound or affected, (c) result in any material breach or material violation of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair any of Member’s material rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, Contract, approval or other material instrument or obligation to which Member is a party that would, in each case, adversely affect the business of Member in a material respect, or (d) result in the creation of an

Encumbrance on any of the material properties or assets of Member.

6.4            Title to Securities. Member solely owns of record and beneficially and has good and valid title to the Units and Company Convertible Notes set forth under the heading “Units Held of Record” and “Note Holdings” on the signature page hereof (free and clear of any Encumbrance).

6.5            Finder’s Fees. Member is not obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of the Merger Agreement or in connection with the Merger or any other transaction contemplated by the Merger Agreement that would result in any Liability on the Company, the Surviving Company, or Parent.

6.6            Litigation. There is no Action that is pending, or to the knowledge of the Member, threatened, by, against or affecting such Member that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby and by the Merger Agreement.

SECTION 7. CERTAIN COVENANTS

7.1 Certain Deliveries. In connection with the Merger and pursuant to the Merger Agreement, Member hereby delivers and surrenders herewith any certificate(s) (if any) representing the Units together with any Company Convertible Notes held by Member in exchange for the right to receive the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement, at the times specified therein. Member agrees that, following surrender of all such certificates and Company Convertible Notes and upon the Effective Time, such certificates representing Units and such Company Convertible Notes shall, without further action by Member, be cancelled, terminated and of no further force or effect, and be subject to the terms and conditions of the Merger Agreement. If the Merger Agreement is terminated prior to consummation of the Merger, then such certificates and Company Convertible Notes will be returned to Member at the address set forth herein or by delivery to the Company. In addition to the foregoing, Member agrees to deliver to Parent herewith a completed and signed Form W-9 (or Form W-8, if applicable). Member acknowledges and agrees that it is not entitled to and will not receive the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement, until Member has complied with its obligations under this Section 7.1. Member acknowledges and agrees that upon receipt of the applicable portion of the Stock Consideration, minus any required tax deductions or withholdings, to which Member is entitled under the Merger Agreement in accordance with its terms, Member shall have received all the consideration to which Member is entitled with respect to the Units and Company Convertible Notes submitted with this Joinder Agreement.

SECTION 8. MISCELLANEOUS

8.1            Further Assurances. Prior to the Expiration Time, at every meeting of the members of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the members of the Company with respect to any of the following, Member shall vote the Units held by Member in respect of which Member is entitled to vote at any such meeting or in connection with any such written consent (a) in favor of the Merger and the adoption and approval of the Merger Agreement and any transaction contemplated thereby, and (b) against any action that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or that would reasonably be expected to preclude fulfillment of a condition precedent under the Merger Agreement to the Company’s or Parent’s obligation to consummate the Merger. Upon request, Member agrees to execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to complete the delivery and transfer of the Units.

8.2            Entire Agreement. This Joinder Agreement, the Merger Agreement and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

8.3            Amendments. This Joinder Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Member.

8.4            No Third-Party Beneficiaries. This Joinder Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such successors and assigns, any legal or equitable rights hereunder.

8.5            Assignment. No party hereto shall assign or otherwise transfer this Joinder Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, without the prior written consent of the other parties hereto. Subject to the foregoing, this Joinder Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each of their respective successors, heirs and permitted assigns.

8.6            Waiver. No waiver by any party, whether express or implied, of its rights under any provision of this Joinder Agreement shall constitute a waiver of the party’s rights under such provisions at any other time or a waiver of the party’s rights under any other provision of this Joinder Agreement. No failure by any party to take any action against any breach of this Joinder Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Joinder Agreement or to take action against such breach or default or any subsequent breach or default by the other party. To be effective any waiver must be in writing and signed by the waiving party (or such party’s attorney-in-fact).

8.7            Governing Law; Venue; Waiver of Jury Trial.

(a)             This Joinder Agreement shall be governed by the Laws of the State of Minnesota, without giving effect to any choice of law or conflict of law provision or rule that would cause application of the Laws of any jurisdiction other than the State of Minnesota.

(b)             Parent and Member each (i) consents to submit itself to the exclusive personal jurisdiction of the state and federal courts located in Minneapolis, Minnesota (the “Chosen Court”) in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such Chosen Court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court and (d) agrees not to bring any action or proceeding arising out of or relating to this Joinder Agreement in any other court. Parent and Member each waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.11. Nothing in this Section 8.7, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(c)             Each party waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(d)             TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS JOINDER AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS JOINDER AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, AND SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.8            Specific Performance. The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Joinder Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Joinder Agreement on the terms of this Joinder Agreement shall not be fully compensable in damages and the breach or threatened breach of the provisions of this Joinder Agreement would cause the other party hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Joinder Agreement each of the parties agrees that, without posting a bond or other undertaking, the parties shall be entitled to seek specific performance of this Joinder Agreement and an injunction restraining any such party from such breach or threatened breach. Each party further agrees that, in the event of any Action for specific performance in respect of such breach or violation, it shall not assert as a defense that a remedy at law would be adequate.

8.9            Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Joinder Agreement rather than any specific Section or Article. The headings contained in this Joinder Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Joinder Agreement. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

8.10          Severability. If any term or other provision of this Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Joinder Agreement shall nevertheless remain in full force and effect.

8.11          Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given in writing and sufficient if delivered personally or sent by nationally- recognized overnight courier providing evidence of delivery or by registered or certified mail, postage prepaid, return receipt requested, at the following addresses or sent by email:

(a)	if to Member:

at the address set forth on the signature page hereof;

with a copy (which shall not constitute notice) to:

Lake Street Solar LLC

315 East Lake Street, Suite 301

Wayzata, MN 55391 Attention: Scott Honour

Marcy Haymaker

Email: shonour@northernpacificgroup.com ;

mhaymaker@northernpacificgroup

(b)	if to Parent:

Communications Systems, Inc. Attention: Roger H. D. Lacey 10900 Red Circle Drive Minnetonka, Minnesota 55343 Email: rogerl@commsysinc.com with a copy (which shall not constitute notice) to: Ballard Spahr LLP

Attention: Barbara Rummel

Peter Jaslow 2000 IDS Center

80 South 8th Street Minneapolis, MN 55402

Email: rummelb@ballardspahr.com jaslowp@ballardspahr.com

8.12          Representation by Counsel. Each party hereto acknowledges that it has been advised by legal and any other counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Joinder Agreement, the Merger Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party.

8.13          Construction. The parties have participated jointly in the negotiations and drafting of this Joinder Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Joinder Agreement.

8.14          Headings. The section headings contained in this Joinder Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Joinder Agreement.

8.15           Counterparts. This Joinder Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts taken together will constitute one and the same agreement. Facsimile and other electronic signatures shall constitute original signatures for all purposes of this Joinder Agreement.

8.16          Termination. This Joinder Agreement shall automatically terminate without further action upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms and (b) the written agreement of Member and the Parent to terminate this Joinder Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed as of the date first written above.

COMMUNICATIONS SYSTEMS, INC.

Signature:
Print Name:	Mark Fandrich
Title:	Chief Financial Officer

Signature Page to Joinder Agreement

IN WITNESS WHEREOF, the parties have caused this Joinder Agreement to be executed as of the date first written above.

MEMBER
Signature:
Printed Name:
Address:

Facsimile:
Married: YES NO	(please circle)
Units Held of Record as of the Effective Time*	Note Holdings as of the Effective Time*

*If left blank, Member authorizes the Company to populate with all units, and additional securities based on the books and records of the Company.

Signature Page to Joinder Agreement

CONSENT OF SPOUSE

I acknowledge that I have read the Joinder Agreement (as defined herein) and that I know and understand, and have been fully advised by my attorney with respect to, its contents. As the spouse of Member, I hereby agree that the Units and Company Convertible Notes held by Member and my interest in such Units and Company Convertible Notes, if any, are subject to the provisions of the Joinder Agreement and the Merger Agreement (as defined herein), which I consent to, and will take no action at any time to hinder operation of, the Joinder Agreement and the Merger Agreement, free and clear of any Encumbrances.

SIGNATURE OF SPOUSE:

Printed Name:

Signature Page to Joinder Agreement

Exhibit A

Exceptions to Release